UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2003

 AER VENTURES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-112447

77-0622733

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(Commission File Number)                   (IRS Employer Identification No.)

400 Burrard Street, Suite 1400, Vancouver, BC, V6C 3G2

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(Address of Principal Executive Offices)     (Zip Code)

(604) 689-1749

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(Registrant's Telephone Number, Including Area Code)

Not Applicable

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(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.01    Changes in Registrant’s Certifying Accountant.

Previous Independent Auditor

On March 29, 2005, Dale Matheson Carr-Hilton LaBonte (“DMCHL”), Chartered Accountants, resigned as our independent accountants.  DMCHL’s reports on our financial statements for the period from our inception on November 20, 2002 to December 31, 2002 and for the fiscal year ended December 31, 2003, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants has been approved by our board of directors.

From our inception to the date of DMCHL’s resignation on March 29, 2005, there has been no disagreement between us and DMCHL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

New Independent Auditor

We have engaged Jewett Schwartz & Associates, Certified Public Accountants, of Hollywood, Florida as our new independent accountants.  We have not consulted with Jewett Schwartz & Associates regarding the application of accounting principles, the type of audit opinion that might be rendered by Jewett Schwartz & Associates or any other matter that was the subject of a disagreement between us and DMCHL.

ITEM 7.  Financial Statements and Exhibits

c)

Exhibits

Exhibit No.

Document Description

   16                   Letter from Dale Matheson Carr-Hilton LaBonte

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AER Ventures, Inc.

a Nevada corporation

By:   /s/ Stuart Rogers

Stuart Rogers, President

DATED:  April 5, 2005

March 29, 2005

The United States Securities

& Exchange Commission

Division of Corporate Finance

450 Fifth Street, NW

Washington, D.C.  20549

Dear Sirs:

Re:    Resignation as Auditor of AER Ventures, Inc. (the "Company")

We have reviewed the Company's current report on Form 8-K regarding our resignation as auditor and principal accountant and are in agreement with the disclosure contained therein.

We confirm that there were no disagreements between the Company and us at any time during the period that we acted as principal accountant up to and including the date of our resignation on March 29, 2005.

Yours truly,

DALE MATHESON CARR-HILTON LABONTE

   CHARTERED ACCOUNTANTS

“Dale Matheson Carr-Hilton LaBonte”

Per:

Reginald LaBonte,

CA, Partner

RJL/vf